On January 9, 2024, Min Zhang resigned from the Chief Financial Officer* position of Yong Bai Chao New Retail Corporation (the 'Company'),* effective on January 9, 2024. Mr. Zhang did not advise the Company of any* disagreement with the Company on any matter relating to its operation,* policies, or practices.

On January 9, 2024, Jianbao Huang resigned from the Secretary of the Board of* Directors position of the Company, effective on January 9, 2024. Mr. Huang* did not advise the Company of any disagreement with the Company on any matter* relating to its operation, policies, or practices.

On January 9, 2024, Yanying Feng, Zhengpeng Lu and Li Yang resigned from the* Director of the Board of the Company, effective on January 9, 2024.*
Mr. Zhenpeng Lu, Ms. Li Yang and Ms. Yanying Feng did not advise the Company* of any disagreement with the Company on any matter relating to its operation,* policies, or practices.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the* registrant has duly caused this report to be signed on its behalf by the* undersigned thereunto duly authorized.

 	YONG BAI CHAO NEW RETAIL CORPORATION

Date: January 9, 2024	By:	/s/ Fei Wang
 	 	                                Fei Wang
 	 	                                Chief Executive Officer